Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-59470) of Orbital Sciences Corporation of our report dated June 26, 2001 relating to the financial statements of the Magellan Systems’ Retirement Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

McLean, Virginia
June 29, 2000

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